EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Announces Affirmation of
Majestic Insurance Co. Rating By A.M. Best

HAMILTON, Bermuda, August 12, 2009 – CRM Holdings, Ltd. (“CRM” or “the Company”) (Nasdaq: CRMH), a provider of a full range of products and services for the workers’ compensation insurance industry, announced that A.M. Best Co. affirmed the financial strength rating of A- (Excellent) of CRM’s wholly owned primary insurance subsidiary, Majestic Insurance Co. (“Majestic”).

“The ratings of Majestic reflect its solid capitalization, profitable operating results, stabilization of its loss reserves and its expertise within its specialty workers’ compensation markets,” A.M. Best said in its announcement. “Offsetting these strengths is the adverse loss reserve development reported in Majestic’s earlier years, a recent shift in the company’s book of business to smaller risks and new geographic areas, the reduced financial flexibility of CRM Holdings, as well as some concern over Majestic’s ability to meet performance projections while maintaining prudent capitalization levels.”

A.M. Best also affirmed the debt ratings for CRM’s subsidiaries: bb for $35 million of 8.65% junior subordinated debt securities due 2036 issued by CRM USA Holdings, Inc., and bb on $8 million of LIBOR +4.2% surplus notes due 2033 issued by Embarcadero Insurance Holdings, Inc.

“We are pleased with A.M. Best’s affirmation of Majestic’s A- rating. We believe this recognizes the Company’s efforts in prudent management of its investments and Majestic’s renewed focus on underwriting discipline that represents a return to the practices that have served them well over many years,” said James Scardino, CRM’s Chief Executive Officer.

The negative outlook on Majestic’s A- rating is maintained.

An A.M. Best rating of A- (Excellent) is the fourth-highest of 15 rating levels. A.M. Best ratings are directed toward the concerns of policyholders and insurance agencies and are not intended for the protection of investors or as a recommendation to buy, hold or sell securities.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation insurance policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the CRM Web site at www.CRMHoldingsLtd.bm.
Contact Information:

Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd., Ste. 2050
Los Angeles, CA 90024
(310) 954-1343

CRMH-G

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although the Company believes that its plans, intentions and expectations are reasonable, the Company may not achieve such plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements the Company makes in this document. Such risks and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2008, and in other documents filed by the company with the Securities and Exchange Commission.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

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